                                                                   Exhibit(h)(2)

                  SHAREHOLDER SERVICES AGREEMENT

This Agreement, dated as of the 5th day of February 1994, made by and between Meridian Value Fund (the "Fund"), a separate series of shares of Meridian Fund, Inc., a corporation operating as a registered investment company under the Investment Company Act of 1940, as amended, and duly organized and existing under the laws of the state of Maryland and Fund/Plan Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                          WITNESSETH THAT:

        WHEREAS, the Fund desires to retain Fund/Plan to perform share transfer agency, redemption and dividend disbursing services as set forth in this Agreement and in Schedule "A" attached hereto, and to perform certain other functions in connection with these duties; and

        WHEREAS, Fund/Plan is registered with the Securities and Exchange Commission as a Transfer Agent as required under Section 17(A)(c) of the Securities Exchange Act of 1934, as amended; and

        WHEREAS, Fund/Plan is willing to serve in such capacity and perform such functions upon the terms and conditions set forth below; and

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

        Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

Share Certificates shall mean the certificates representing shares of stock of the Fund.

Shareholders shall mean the registered owners of the Shares of the Fund in accordance with the share registry records maintained by Fund/Plan for the Fund.

Shares shall mean the issued and outstanding shares of the Fund.

Signature Guarantee shall mean the guarantee of signatures by an "eligible guarantor institution" as defined in rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Eligible guarantor institutions include banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. Broker-dealers guaranteeing signatures must be members of a clearing corporation or maintain net capital of at least $100,000. Signature guarantees will be accepted from any eligible guarantor institution which participates in a signature guarantee program.

Oral Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to Fund/Plan in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by a person or persons reasonably identified to Fund/Plan to be a person or persons so authorized by a resolution of the Board of Directors of the Fund.

Written Instruction shall mean an authorization, instruction, approval, item or set of data or information of any kind transmitted to Fund/Plan in an original writing containing an original signature or a copy of such document transmitted by telecopy including transmission of such signature reasonably identified to Fund/Plan to be the signature of a person or persons so authorized by a resolution of the Board of Directors of the Fund to give Written Instructions to Fund/Plan.

                        TRANSFER AGENCY SERVICES

        Section 2. The Fund shall furnish to Fund/Plan as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of Fund/Plan, Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or the by-laws of the Fund to sign Share Certificates and, if required, shall bear the seal of the Fund, or a facsimile thereof.

        Section 3. Fund/Plan as Transfer Agent, shall make original issues of Shares in accordance with Section 14 and 15 below and with the Fund's then current Prospectus and Statement of Additional Information upon the written request of the Fund, and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of the Fund authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

        Section 4. Transfers of Shares shall be registered and new Share Certificates issued by Fund/Plan upon surrender of outstanding Share Certificates, (i) in the form deemed by Fund/Plan to be properly endorsed for issue, (ii) with all necessary endorser's signatures guaranteed pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, accompanied by,
(iii) such assurances as Fund/Plan shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

        Section 5. When mail is used for delivery of Share Certificates, Fund/Plan shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance to be arranged by Fund/Plan.

        Section 6. In registering transfers, Fund/Plan as Transfer Agent may rely upon the commercial code or any other applicable law which, in the written opinion (a copy of which shall previously have been furnished to the Fund) of counsel, protect Fund/Plan and the Fund in not requiring complete documentation, in registering transfer without inquiry into adverse claim, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

        Section 7. Fund/Plan as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to Fund/Plan and may issue new Share Certificates in exchange for and upon surrender of mutilated Share Certificates.

        Section 8. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, Fund/Plan as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation or removal; and the Fund shall file promptly with Fund/Plan such approval, adoption or ratification as may be required by law.

        Section 9. With respect to confirmed trades received by Fund/Plan as Transfer Agent for the Fund, Fund/Plan shall periodically notify the Fund of the current status of outstanding confirmed trades. Fund/Plan is authorized to cancel confirmed trades which have been outstanding for thirty (30) days. Upon such cancellation, the Transfer Agent shall instruct the accounting agent to adjust the books of the Fund accordingly.

        Section 10. Fund/Plan will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates. Fund/Plan is responsible to provide reports of Share purchases, redemptions, and total Shares outstanding on the next business day after each net asset valuation. Fund/Plan is authorized to keep records, which will be part of the stock transfer records, in which it will note the names and registered address of Shareholders and the number of Shares and fractions thereof owned by them.

        Section 11. Fund/Plan will issue Share Certificates for Shares of the Fund, only upon receipt of a written request from a Shareholder. In all other cases, the Fund authorizes Fund/Plan to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case Fund/Plan as Transfer Agent, shall merely note on its Shareholder registration records the issuance of the Shares and fractions (if any) and shall credit the proper number of Shares and fractions to the respective Shareholders' accounts. Likewise, whenever Fund/Plan has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes Fund/Plan in such cases to process the transactions by appropriate entries in its Share transfer records, and records of issued Shares outstanding.

        Section 12. Fund/Plan in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a Stock Transfer Agent for a corporation as listed in Schedule "A". It will countersign for issuance or reissuance Share Certificates representing original issue or reissued Shares as directed by the Written Instructions of the Fund and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual manner. Fund/Plan may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any officer of the Fund, or upon the advice of counsel for the Fund or for Fund/Plan. Fund/Plan may record any transfer of Share Certificates which is reasonably believed by it to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith Fund/Plan in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either of the Fund or Fund/Plan. Absent negligence on the part of Fund/Plan the Fund agrees to indemnify and hold harmless Fund/Plan from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act. Fund/Plan shall maintain and reconcile all operating bank accounts necessary to facilitate all transfer agency processes; including, but not limited to, distribution disbursements, redemptions and payment clearance accounts.

        Section 13. In case of any request or demand for the inspection of the Share records of the Fund, Fund/Plan as Transfer Agent shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. Fund/Plan may, however, exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                        ISSUANCE OF SHARES

        Section 14. Prior to the daily determination of net asset value in accordance with the Fund's then current Prospectus and Statement of Additional Information, Fund/Plan shall process all purchase orders received since the last determination of the Fund's net asset value. Fund/Plan shall calculate daily the amount available for investment in Shares at the net asset value determined by the Fund's pricing agent as of the close of regular trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. Fund/Plan as agent for the Shareholders shall place a purchase order daily with the appropriate Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund, in writing.

        Section 15. Fund/Plan having made the calculations provided for in
Section 14, shall thereupon pay over the net asset value of Shares purchased to the Custodian. The proper number of Shares and fractional Shares shall then be issued daily and credited by Fund/Plan to the Shareholder Registration Records. The Shares and fractional Shares purchased for each Shareholder will be credited by Fund/Plan to that Shareholder's separate account. Fund/Plan shall mail to each Shareholder a confirmation of each purchase, with copies to the Fund, if requested. Such confirmations will show the prior Share balance, the new Share balance, the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

        Section 16. Fund/Plan shall, prior to the daily determination of net asset value in accordance with the Fund's Prospectus and Statement of Additional Information, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, Fund/Plan shall advise the Fund of the total number of Shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. Fund/Plan as Pricing Agent shall then determine the applicable net asset value, whereupon Fund/Plan shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and make the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus and Statement of Additional Information. The stock registry books recording outstanding Shares, the Shareholder Registration Records and the individual account of the Shareholder shall be properly debited.

        Section 17. The proceeds of redemption shall be remitted by Fund/Plan in accordance with the Fund's Prospectus and Statement of Additional Information, by check mailed to the Shareholder at the Shareholder's registered address or wired to an authorized bank account. If Share certificates have been issued for Shares being redeemed, then such Share Certificates and a stock power with a Signature Guarantee pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934 (as defined in Section 1 of this Agreement), shall accompany the redemption request.

        For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Fund shall provide Fund/Plan, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                             DIVIDENDS

        Section 18. The Fund shall notify Fund/Plan of the date of each dividend declaration or capital gains distribution and the record date for determining the Shareholders entitled to payment. The per-share payment amount of any dividend or capital gain shall be determined by the Fund after receipt of necessary information from and consultation with Fund/Plan.

        Section 19. On or before each payment date, the Fund will notify Fund/Plan in its capacity as dividend disbursing agent of the total amount of the dividend or distribution currently payable. Fund/Plan will, on the designated payment date, automatically reinvest all dividends in additional Shares except in cases where Shareholders have elected to receive distribution in cash, in which case Fund/Plan will mail distribution checks to the Shareholders for the proper amounts payable to them from monies transferred by the Custodian to Fund/Plan for that purpose.

                                FEES

        Section 20. The Fund agrees to pay Fund/Plan compensation for its services and to reimburse it for expenses, at the rates and amounts as set forth in Schedule "B" attached hereto, and as shall be set forth in any amendments to such Schedule "B" approved by the Fund and Fund/Plan. The Fund agrees and understands that Fund/Plan's compensation be comprised of two components:

        (i) An annual Shareholder account maintenance fee calculated by multiplying the monthly average number of accounts in each Fund by one twelfth (1/12th) the per account fee as stated in Schedule "B", subject to a minimum fee per Fund, which fee the Fund hereby authorizes Fund/Plan to collect by debiting the Fund's custody account for invoices which are rendered for such services performed. The invoices for the services performed will be sent to the Fund after such debiting with the indication that payment has been made; and

        (ii) reimbursement of any out-of-pocket expenses paid by Fund/Plan on behalf of the Fund, which out-of-pocket expenses will be billed to the Fund within the first ten calendar days of the month following the month in which such out-of-pocket expenses were incurred. The Fund agrees to reimburse Fund/Plan for such expenses within ten calendar days of receipt of such bill.

        For the purpose of determining fees payable to Fund/Plan, the value of Fund's net assets shall be computed at the times and in the manner specified in Fund's then current Prospectus and Statement of Additional Information.

        During the term of this Agreement, should the Fund seek services or functions in addition to those outlined above or in Schedule "A" attached, a written amendment to this Agreement specifying the additional services and corresponding compensation shall be executed by both Fund/Plan and the Fund.

                           GENERAL PROVISIONS

        Section 21. Fund/Plan shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, and the disbursement of dividends and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. Fund/Plan agrees to make available upon request and to preserve for the periods prescribed in Rule 3la-2 under the Investment Company Act of

1940, as amended, any records relating to services provided under this Agreement which are required to be maintained by Rule 3la-I under the Act.

        Section 22. In addition to the services as Transfer Agent and dividend disbursing agent set forth above, Fund/Plan will perform other services for the Fund as agreed upon from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms and mailing semi-annual reports to shareholders of the Fund.

        Section 23. Nothing contained in this Agreement is intended to or shall require Fund/Plan in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which the Custodian or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange and the Custodian are open.

        Section 24.
        (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall only be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement that results from willful misconduct, bad faith, negligence or reckless disregard on the part of Fund/Plan in the performance of its obligations and duties under this Agreement.

        (b) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, trustee, employee, or agent of the Fund, shall be deemed, when rendering services to such entity or acting on any business of the Fund, (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder or agent of, or one under the control or direction of Fund/Plan even though that person is being paid salary by Fund/Plan.

        (c) Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless Fund/Plan, its directors, officers, employees, shareholders and agents from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which Fund/Plan may sustain or incur or which may be asserted against Fund/Plan by any person by reason of, or as a result of (i) any action taken or omitted to be taken by Fund/Plan in good faith hereunder; (ii) any action taken or omitted to be taken by Fund/Plan in good faith in reliance upon any Certificate, instrument, order, or stock certificate or other document reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the Oral Instructions or Written Instructions of an authorized person of the Fund or upon the opinion of legal counsel to the Fund, or its own counsel; or (iii) any action taken or omitted to be taken by Fund/Plan in connection with its appointment under this agreement, which action or omission was taken in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended, or repealed. Indemnification under this subparagraph, however, shall not apply to actions or omissions of Fund/Plan or its directors, officers, employees, shareholders, or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder and Fund/Plan will indemnify the Fund under such circumstances.

        (d) Fund/Plan shall give written notice to the Fund within ten (10) business days of receipt by Fund/Plan of a written assertion or claim of any threatened or pending legal proceeding which may be subject to this indemnification. The failure to notify the Fund of such written assertion or claim shall not, however, operate in any manner whatsoever to relieve the Fund of any liability arising under this Section or otherwise, except to the extent that failure to give notice prejudices the Fund.

        (e) For any legal proceeding giving rise to this indemnification, the Fund shall be entitled to defend or prosecute any claim in the name of Fund/Plan at its own expense and through counsel of its own choosing if it gives written notice to Fund/Plan within ten (10) business days of receiving notice of such claim. Notwithstanding the foregoing, Fund/Plan may participate in the litigation at its own expense through counsel of its own choosing. In the event the Fund chooses to defend or prosecute such claim, the parties shall cooperate in the defense or prosecution thereof unless counsel determines that a conflict may exist between the interests of the Parties, and shall furnish such records and other information as are reasonably necessary.

        (f) The Fund shall not settle any claim under (d) and (e) above, without Fund/Plan's express written consent, which consent shall not be unreasonably withheld. Fund/Plan shall not settle any such claim without the Fund's express written consent which likewise shall not be unreasonably withheld.

        Section 25. Upon established written procedures established by the Fund, Fund/Plan is authorized, upon receipt of Written Instructions from the Fund, to make payment upon redemption of Shares without a signature guarantee. Absent negligence on the part of Fund/Plan, the Fund hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by Fund/Plan upon redemption of Shares pursuant to Written Instructions and without a signature guarantee; upon the request of Fund/Plan, the Fund shall assume the entire defense of any action, suit or claim subject to the foregoing indemnity. Fund/Plan shall notify the Fund of any such action, suit or claim within ten
(10) days after receipt by Fund/Plan of notice thereof.

        Section 26.
        (a) The term of this Agreement shall be for a period of two (2) years, commencing on the execution date ("effective date") of this Agreement.
        (b) The fee schedule set forth in Schedule "B" attached shall be fixed for two (2) years after the effective date of this Agreement.
        (c) After the initial two year term of this Agreement, the Fund or Fund/Plan may give written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice, which date shall not be less than one hundred twenty (120) days after the date of giving notice. Upon the effective termination date, the Fund shall pay to Fund/Plan such compensation as may be due as of the date of termination and shall likewise reimburse Fund/Plan for any out-of-pocket expenses and disbursements reasonably incurred by Fund/Plan to such date.
        (d) In the event that in connection with termination of this Agreement a successor to any of Fund/Plan's duties or responsibilities under this Agreement is designated by the Fund by written notice to Fund/Plan, Fund/Plan shall, promptly upon such termination and at the expense of the Fund, transfer all Shareholder records and shall cooperate in the transfer of such duties and responsibilities.

        Section 27. The Fund shall file with Fund/Plan a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions, as provided in Section 1 of this Agreement.

        Section 28. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and Fund/Plan.

        Section 29. Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

If to the Fund:                                 If to Fund/Plan:

Meridian Value Fund, a separate series
shares of Meridian Fund, Inc.
Wood Island, Suite 306                          Fund/Plan Services, Inc.
60 East Sir Francis Drake Blvd.                 2 West Elm Street
Larkspur, CA 94939                              Conshohocken, PA 19428
Attention: Richard F. Aster, Jr.,               Attention: Kenneth J. Kempf,
Chairman & President                            President

        Section 30. The Fund represents and warrants to Fund/Plan that the execution and delivery of this Agreement by the undersigned officers of the Fund has been duly and validly authorized by resolution of the Board of Directors of the Fund.

        Section 31. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 32. This Agreement shall extend to and shall be binding upon the Parties and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of Fund/Plan or by Fund/Plan without the written consent of the Fund, authorized or approved by a resolution of their respective Boards of Directors.

        Section 33. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

        Section 34. No provision of this Agreement may be amended or modified, in any manner except in writing, properly authorized and executed by Fund/Plan and the Fund.

        Section 35. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic Agreement is not thereby substantially impaired.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting in its entirety, of twelve type written pages, together with Schedules "A" and "B," to be signed by their duly authorized officers, as of the day and year first above written.

Meridian Fund, Inc.                             Fund/Plan Services, Inc.


By: Richard F. Aster, Jr.                       By: Kenneth J.  Kempf
Chairman and President                          President

                                                                    Schedule "A"

The following is a list of Transfer Agency Services to be provided:

- Opening new accounts and entering demographic data into shareholder base.

- Real-time Customer Information File (CIF) to link accounts within the Fund and across Funds. Facilitates account maintenance, lead tracking, quality control, household mailings and combined statements.

- 100% Quality Control of new accounts opened on a same-day basis, checked by a separate staff.

- Account Maintenance with quality control.

- Processing all investments to include:

        - initial investments
        - subsequent investments
        - pre-authorized investments through ACH

- Processing tax ID certifications and NRA processing and handling back-up withholding.

- Processing regular and legal transfers of accounts.

- Exchange processing via automated exchange system. Calls will be automatically recorded.

- Responding to shareholder calls and written inquires.  Calls are recorded.

- Generating account statements and combined statements with copies to appropriate interested parties.

- Combined statements are available.*

- Redemption processing to include:

        - complete and partial redemptions
        - selected group redemptions

- Issuing and canceling of certificates.

- Replacement of certificates through surety bonds.

- Processing dividends.

- Maintain Blue Sky reporting and produce daily and monthly reports. Daily reports reflect a "warning system" that informs the Fund when it is within a certain percentage of shares registered in a state, or within a certain time period for permit renewal.

Schedule "A"; Page 1

- Producing daily, monthly or periodic reports of shareholder activity.

- Producing shareholder lists, labels, ad hoc reports to management, etc.*

- Addressing, mailing, and tabulation of annual proxy cards, as necessary.

- Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc. to shareholders with tape to IRS.

- Microfilming and indexing in PC system of all application, correspondence and other pertinent older documents to provide automated location of these records. Also, all checks presented for payment are microfilmed.

- System access by PC through dedicated line. Conduct training and provide user manuals.

- Daily off site back-up of data with access to Sunguard's disaster recovery systems and multiple off-site processing areas.

- Fund/Plan agrees that it will promptly make available to the Fund all system upgrades, service and product extensions and favorable pricing revisions for such products and services to the same extent as such are made available or provided to other registered investment company customers of Fund/Plan. Fund/Plan shall promptly inform the Fund as to the availability of such products and services on a timely basis.

* Additional fees shall apply.








Schedule 'A';  Page 2

                                                                    Schedule "B"
                           FEE SCHEDULE FOR
                          MERIDIAN VALUE FUND
                a separate series of shares of Meridian Fund, Inc.

                --------------------------------------------------

        (All fees are quoted for a term of two (2) years from effective date.)

SHAREHOLDER SERVICES AND TRANSFER AGENT

I. The following is our schedule for Shareholder Services and Transfer Agent Services:

        $12.00 per Account per Year
        Minimum Yearly Fee of $24,000

II.     Retirement Plan Fees:
        $12.00 per Account - Annual Maintenance Fee

OUT-OF-POCKET-EXPENSES

The Fund will reimburse Fund/Plan Services monthly for all out-of-pocket expenses, including telephone, postage, telecommunications, special reports, record retention, special transportation costs as incurred. The cost of copying and sending materials to auditors for off-site audits will be an additional expense.

ADDITIONAL SERVICES

Activities of a non-recurring nature such as fund consolidations, mergers, or reorganizations will be subject to negotiation. To the extent the Funds should decide to issue multiple/separate classes of shares, additional fees will apply. Any services or reports will be quoted upon request.

                        AMENDMENT TO
                SHAREHOLDER SERVICES AGREEMENT


This Amendment dated as of February 28, 1999, is entered into by MERIDIAN FUND, INC. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), the successor in interest to FPS SERVICES, INC. ("FPS").

        WHEREAS, the Company and FPS entered into a Shareholder Services Agreement dated as of February 5, 1994, which agreement was assigned to Investor Services Group effective February 23, 1998 (as amended and supplemented, the "Agreement");

        WHEREAS, the Company and Investor Services Group wish to amend the Agreement to extend the term of the Agreement and revise certain schedules to the Agreement;

        NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

        I. The Agreement shall continue in effect for an initial period ending February 28, 2000 (the "Initial Term"). Upon the expiration of the Initial Term, the Agreement shall automatically renew for successive terms of one year ("Renewal Terms") each, unless the Company or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days nor more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then-current Renewal Term.

        II. Schedule "A" to the Agreement is revised to include the following:

        Cash Management Services. Funds received by Investor Services Group in the course of performing its services hereunder will be held in bank accounts and/or money market fund accounts. With respect to funds maintained in money market fund accounts, Investor Services Group shall retain any interest generated or earned. With respect to funds maintained in bank accounts, Investor Services Group shall retain any excess balance credits or excess benefits earned or generated by or associated with such bank accounts or made available by the institution at which such bank accounts are maintained after such balance credits or benefits are first applied towards banking service fees charged by such institution in connection with banking services provided on behalf of the Company.


        Lost Shareholders. Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the '34 Act (the "Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

        - documentation of electronic search policies and procedures;

        - execution of required searches; - creation and mailing of confirmation letters;

        - taking receipt of returned verification forms;

        - providing confirmed address corrections in batch via electronic media;

        - tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

        - preparation and submission of data required under the Lost Shareholder Rules.

        III. Any references to out-of-pocket expenses in Schedule "B" to the Agreement shall be deleted and replaced with the attached Supplement to Schedule "B".

        IV. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.


IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                               MERIDIAN FUND, INC.



                                By:
                                Paul A. Robinson
                                Treasurer


                                FIRST DATA INVESTOR SERVICES GROUP, INC.



                                BY:
                                Kenneth J. Kempf
                                Senior Vice President

                        Supplement to
                        Schedule "B"



Lost Shareholder Search/Reporting               $2.75 per account search*

        *The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

Out-of-Pocket Expenses

The Company shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

         - Postage - direct pass through to the Fund

         - Telephone and telecommunication costs, including all lease, maintenance and line costs

         - Shipping, Certified and Overnight mail and insurance

         - Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines

         - Duplicating services

         - Courier services

         - Overtime, as approved by the Company

         - Temporary staff, as approved by the Company

         - Travel and entertainment, as approved by the Company

         - Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors

         - Third party audit reviews

         - Insurance

         - Pricing services (or other services used to determine Fund NAV)

         - Vendor pricing comparison

         - EDGAR filing fees

         - Such other expenses as are agreed to by Investor Services Group and the Company

        The Company agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Company will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Company and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

Miscellaneous Charges

The Company shall be charged for the following products and services as applicable:

        - Ad hoc reports

        - Ad hoc SQL time

        - Manual Pricing

        - Materials for Rule 15c-3 Presentations

        - COLD Storage

        - Digital Recording

        - Microfiche/microfilm production

        - Magnetic media tapes and freight

        - Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationery

Fee Adjustments

After the one year anniversary of the effective date of this Amendment, Investor Services Group may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date of the Amendment absent a prior such adjustment).